EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement Number 33-66826 (dated August 2, 1993 on Form S-8), Number 33-78546 (dated May 2, 1994 on Form S-8), Number 33-71416 (Post-Effective Amendment No. 3 to Form S-1 on Form S-3 dated May 16, 1995), Number 33-95432 (dated August 4, 1995 on Form S-8), Number 333-1748 (dated March 28, 1996 on Form S-3), Number 333-19471 (dated January 9, 1997 on Form S-3), File No. 333-33321 (dated August 8, 1997 on Form S-3), File No. 333-47077 (dated February 27, 1998 on Form S-3), File No. 333-57249 (dated June 19, 1998 on Form S-8), File No. 333-82785 (dated July 13,
1999 on Form S-3), File No. 333-94583 (dated January 13, 2000 on Form S-3) File No. 333-46116 File No. 333-94583 (dated September 19, 2000 on Form S-3) and File No. 333-54804 (dated February 1, 2001 on Form S-3) of DynaGen, Inc., of our report dated March 31, 2001, which included an explanatory paragraph about the Company's ability to continue as a going concern, appearing in this Amendment No. 1 to the Annual Report on Form 10-KSB of DynaGen, Inc. for the year ended December 31, 2000.


/s/ Wolf & Company, P.C.
Boston, Massachusetts
April 27, 2001